                                                                     Exhibit 4.6


                         REGISTRATION RIGHTS AGREEMENT


                                    between


                                   PANJA INC.


                                      AND


                                  SCOTT MILLER









                            dated February 22, 2001






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                               TABLE OF CONTENTS
                               -----------------

ARTICLE I DEFINITIONS........................................................  1
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  1.1  Definitions...........................................................  1
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  1.2  Internal References...................................................  2
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ARTICLE II REGISTRATION RIGHTS...............................................  3
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  2.1  Demand Registration...................................................  3
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  2.2  Piggyback Registration................................................  5
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  2.3  Shelf Registration....................................................  6
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ARTICLE III REGISTRATION PROCEDURES..........................................  8
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  3.1  Filings; Information..................................................  8
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  3.2  Registration Expenses................................................. 12
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ARTICLE IV INDEMNIFICATION AND CONTRIBUTION.................................. 12
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  4.1  Indemnification by the Company........................................ 12
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  4.2  Indemnification by Selling Holders.................................... 13
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  4.3  Conduct of Indemnification Proceedings................................ 14
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  4.4  Contribution.......................................................... 14
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ARTICLE V MISCELLANEOUS...................................................... 15
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  5.1  Participation in Underwritten Registrations........................... 15
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  5.2  Rule 144.............................................................. 16
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  5.3  Holdback Agreements................................................... 16
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  5.4  Termination........................................................... 17
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  5.5  Amendments, Waivers, Etc.............................................. 17
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  5.6  Counterparts.......................................................... 17
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  5.7  Entire Agreement...................................................... 17
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  5.8  Governing Law......................................................... 17
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  5.9  Assignment of Registration Rights..................................... 17
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  5.10   Binding Effect...................................................... 17
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                         REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of
                                               ---------
February 22, 2001, by and between Panja Inc., a Texas corporation (the "Company"), and Scott Miller, an individual residing in the State of Texas
 -------
("Investor").
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          WHEREAS, the Company and Investor entered into that certain Subscription Agreement dated as of February 22, 2001 (the "Subscription
                                                           ------------
Agreement");
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          WHEREAS, the Subscription Agreement required that the parties hereto execute and deliver this Agreement;

          NOW THEREFORE, in consideration of the premises, mutual promises and covenants contained in this Agreement and intending to be legally bound, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------

1.1  Definitions.
     -----------

     Unless otherwise indicated to the contrary, capitalized terms defined in the Subscription Agreement are given the same meaning herein as therein defined. In addition, the following terms, as used herein, have the following meanings:

          "Affiliate" or "Affiliates," as appropriate, has the same meaning as
           ---------      ----------
set forth in Rule 144 (as hereinafter defined).

          "Demand Registration" means a registration under the Securities Act
           -------------------
requested in accordance with Section 2.1.
                             -----------

          "fair market value" as of any date means the average closing price of
           -----------------
the Common Stock, as reported by The Wall Street Journal for the preceding five
                                 -----------------------
consecutive trading days on The Nasdaq Stock Market (or such other exchange or quotation system on which such securities are then listed or traded).

          "Holder" or "Holders," as appropriate, means the Initial Holder and
           ------      -------
any direct or indirect transferee of any Registrable Securities held by any of such Persons.

          "Initial Amount" on any particular date and with respect to the
           --------------
Holders means the number of shares of Common Stock held by the Holder on the date hereof.

          "Initial Holder" means Investor.
           --------------

          "Person" or "persons" means any individual, corporation, partnership,
           ------      -------
limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or other entity or government or other agency or political subdivision thereof.

          "Piggyback Registration" has the meaning set forth in Section 2.2.
           ----------------------                               -----------

          "Registrable Securities" means (a) the shares of Common Stock
           ----------------------
purchased pursuant to the Subscription Agreement, plus any additional shares of Common Stock issued in respect thereof in connection with any stock split, stock dividend or similar event with respect to the Common Stock, (b) any additional shares of Common Stock held by the Initial Holder on the date hereof or later acquired by any Holder, and (c) any securities of the Company or any successor entity, including without limitation any parent entity of such successor, into which Registrable Securities may hereafter be converted or changed. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) such securities shall have been transferred pursuant to Rule 144 (as hereinafter defined), (iii) such securities shall have been otherwise transferred or disposed of, and new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company, and subsequent transfer or disposition of them shall not require their registration or qualification under the Securities Act or any similar state law then in force,
(iv) such securities shall have ceased to be outstanding, or (v) with respect to a Holder other than the Initial Holder, when such securities held by such Holder constitute less than one percent of the outstanding shares of such class of securities and such securities may be sold pursuant to Rule 144(k).

          "Registration Expenses" has the meaning set forth in Section 3.2.
           ---------------------                               -----------

          "Requesting Holders" means the Holders requesting a Demand
           ------------------
Registration, and shall include parties deemed "Requesting Holders" pursuant to
Section 2.1(a)(iii).
-------------------

          "Rule 144" means Rule 144 (or any successor rule of similar effect)
           --------
promulgated under the Securities Act.

          "Selling Holder" means any Holder who is selling Registrable
           --------------
Securities pursuant to a public offering registered hereunder.

          "Shelf Registration" has the meaning set forth in Section 2.3(a).
           ------------------                               --------------

          "Underwriter" means a securities dealer who purchases any Registrable
           -----------
Securities as principal and not as part of such dealer's market-making activities.

1.2  Internal References.
------------------------

     Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement, and references to the parties shall mean the parties to this Agreement.

                                   ARTICLE II
                                   ----------

                              REGISTRATION RIGHTS
                              -------------------

2.1  Demand Registration.
------------------------

          (A)  Request For Registration.
               ------------------------

               (i) After the Closing, Holders of a majority of the Registrable Securities held by all of the Holders may make up to two written requests for a Demand Registration of all or any part of the Registrable Securities held by the Holders; provided that (A) each such Demand Registration by the
                          -------- ----
     Holders must be in respect of Registrable Securities with a fair market value of at least $3,000,000 on the date such request is made or all of the Registrable Securities held by the requesting Holders if the aggregate fair market value of all of such Registrable Securities is less than $3,000,000 and (B) the Holders shall not be entitled to a Demand Registration if, during the 120 days preceding such request, the Holders had requested a Demand Registration, unless the Company preempted such Demand Registration in accordance with Section 2.1(e) or the Company postponed the filing
                        --------------
     thereof in accordance with Section 3.1(a) and the requesting Holders
                                --------------
     withdrew the request for such Demand Registration. Notwithstanding the foregoing, the Holders shall not be entitled to make a Demand Registration while the Initial Holder is either the chief executive officer or a director of the Company.

               (ii) Any request for a Demand Registration will specify the aggregate number of shares of Registrable Securities proposed to be sold by the Requesting Holders and will also specify the intended method of disposition thereof. A registration will not count as a Demand Registration until it has become effective. Should a Demand Registration not become effective due to the failure of a Holder to perform its obligations under this Agreement or the inability of the Requesting Holders to reach agreement with the Underwriters for the proposed sale on price or other customary terms for such transaction, or in the event the Requesting Holders withdraw or do not pursue the request for the Demand Registration (in each of the foregoing cases, provided that at such time the Company is
                                      -------- ----
     in compliance in all material respects with its obligations under this Agreement), then, subject to Section 2.1(b), such Demand Registration shall
                                  --------------
     be deemed to have been effected; provided that (i) if the Demand
                                      -------- ----
     Registration does not become effective because a material adverse change has occurred, or is reasonably likely to occur, in the condition (financial or otherwise), business, assets or results of operations of the Company and its subsidiaries taken as a whole subsequent to the date of the written request made by the Requesting Holders, (ii) if the Company withdraws the Demand Registration for any reason or preempts the request for the Demand Registration, (iii) if, after the Demand Registration has become effective, an offering of Registrable Securities pursuant to a registration is interfered with by any stop order, injunction, or other order or requirement of the SEC or other governmental agency or court or (iv) if the Demand Registration is withdrawn at the request of the Requesting Holders pursuant to Section 2.1(f) or Section 3.1(a), then the Demand Registration
                 --------------    --------------
     shall not be deemed to have been effected and will not count as a Demand Registration.

               (iii) Upon receipt of any request for a Demand Registration by holders of a majority of the Registrable Securities held by all of the Holders, the Company shall promptly (but in any event within 10 days) give written notice of such proposed Demand Registration to all other Holders and all such Holders shall have the right, exercisable by written notice to the Company within 20 days of their receipt of the Company's notice, to elect to include in such Demand Registration such portion of their Registrable Securities as they may request. All such Holders requesting to have their Registrable Securities included in a Demand Registration in accordance with the preceding sentence shall be deemed to be "Requesting
                                                                   ----------
     Holders" for purposes of this Section 2.1.
     -------                       -----------

          (b) In the event that the Requesting Holders withdraw or do not pursue a request for a Demand Registration and, pursuant to Section 2.1(a)
                                                            --------------
hereof, such Demand Registration is deemed to have been effected, the Holders may reacquire such Demand Registration (such that the withdrawal or failure to pursue a request will not count as a Demand Registration hereunder) if the Requesting Holders reimburse the Company for any and all Registration Expenses incurred by the Company in connection with such request for a Demand Registration that was withdrawn or not pursued.

          (c) If the Requesting Holders so elect, they may cause the offering of such Registrable Securities pursuant to such Demand Registration to be in the form of a "firm commitment" underwritten offering. A majority in interest of the Requesting Holders shall have the right to select the managing Underwriters and any additional investment bankers and managers to be used in connection with any offering under this Section 2.1, subject to the Company's approval, which
                    -----------
approval shall not be unreasonably withheld.

          (d) The Requesting Holders will inform the Company of the time and manner of any disposition of Registrable Securities; provided, however, that the
                                                     --------  -------
Holders' only right to a shelf registration statement shall be pursuant to
Section 2.3.
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          (e) The Company will have the right to preempt any Demand Registration with a primary registration by delivering written notice (within seven business days after the Company has received a request for such Demand Registration) of such intention to the Requesting Holders indicating that the Company has identified a business need and use for the proceeds of the sale of such securities and had contemplated such sale of securities prior to receiving the Requesting Holders' notice, and the Company shall use commercially reasonable efforts to file a registration statement for a primary registration within 30 days of such notice. In the ensuing primary registration, the Holders will have such piggyback registration rights as are set forth in Section 2.2
                                                                 -----------
hereof. Upon the Company's preemption of a requested Demand Registration, such requested registration will not count as the Holders' Demand Registration. If the Company thereafter decides to abandon its intention to pursue such sale of securities, it shall give notice thereof to any preempted Holders within two business days following the Company's decision. The Company may exercise the right to preempt a Demand Registration only once in any 360-day period; provided
                                                                        --------
that during any 360-day period the Company shall use its best efforts to permit
----
a period of at least 180 consecutive days during which the Selling Holders may effect a Demand Registration.

          (f) Securities to be sold for the account of any Person (including the Company) other than a Requesting Holder shall not be included in a Demand Registration if the managing Underwriter or Underwriters shall advise the Company and the Requesting Holders in writing that the inclusion of such securities will materially and adversely affect the price of the offering (a "Material Adverse Effect"). Furthermore, in the event the managing Underwriter
 -----------------------
or Underwriters shall advise the Company or the Requesting Holders that even after exclusion of all securities of other Persons (including the Company) pursuant to the immediately preceding sentence, the amount of Registrable Securities proposed to be included in such Demand Registration by Requesting Holders is sufficiently large to cause a Material Adverse Effect, the Registrable Securities of the Requesting Holders to be included in such Demand Registration shall equal the number of shares which the Company and the Requesting Holders are so advised can be sold in such offering without a Material Adverse Effect and such shares shall be allocated pro rata among the Requesting Holders on the basis of the number of Registrable Securities requested to be included in such registration by each such Requesting Holder; provided, however, that if any Registrable Securities requested to be registered
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pursuant to a Demand Registration under Section 2.1 are excluded from
                                        -----------
registration hereunder, then the Holder(s) having shares excluded ("Excluded
                                                                    --------
Holders") shall have the right to withdraw all, or any part, of their shares
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from such registration and if withdrawn in full such Demand Registration shall not be deemed to have been effected on the withdrawing Holder's or Holders' behalf and will not count as a Demand Registration for such withdrawing Holder(s).

2.2  Piggyback Registration.
---------------------------

          (a) After the Closing, if the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock for its own account or for the account of another Person (other than a registration statement on Form S-4 or S-8 (or any substitute form or rule, respectively, that may be adopted by the SEC)), the Company shall give written notice of such proposed filing to the Holders at the address set forth in the share register of the Company as soon as reasonably practicable (but in no event less than 15 days before the anticipated filing date), undertaking to provide each Holder the opportunity to register on the same terms and conditions such number of shares of Registrable Securities as such Holder may request (a "Piggyback Registration"). Each Holder will have seven business days after
 -----------------------
receipt of any such notice to notify the Company as to whether it wishes to participate in a Piggyback Registration (which notice shall not be deemed to be a request for a Demand Registration); provided that should a Holder fail to
                                      -------- ----
provide timely notice to the Company, such Holder will forfeit any rights to participate in the Piggyback Registration with respect to such proposed offering. If the Company or the Person for whose account such offering is being made shall determine in its sole discretion not to register or to delay the proposed offering, the Company may, at its election, provide written notice of such determination to the Holders and (i) in the case of a determination not to effect the proposed offering, shall thereupon be relieved of the obligation to register such Registrable Securities in connection therewith, and (ii) in the case of a determination to delay a proposed offering, shall thereupon be permitted to delay registering such Registrable Securities for the same period as the delay in respect of the proposed offering. As between the Company or any other Person for whose account any such offering is being made, on one hand, and the Selling Holders, on the other hand, the Company or such other Person, as the case may be, shall be entitled to select the Underwriters in connection with any Piggyback Registration.

     (b) If the Registrable Securities requested to be included in the Piggyback Registration by any Holder differ from the type of securities proposed to be registered by the Company and the managing Underwriter advises the Company that due to such differences the inclusion of such Registrable Securities would cause a Material Adverse Effect, then (i) the number of such Holders' Registrable Securities to be included in the Piggyback Registration shall be reduced to an amount which, in the opinion of the managing Underwriter, would eliminate such Material Adverse Effect or (ii) if no such reduction would, in the opinion of the managing Underwriter, eliminate such Material Adverse Effect, then the Company shall have the right to exclude all such Registrable Securities from such Piggyback Registration, provided that no other securities of such type are
                             -------- ----
included and offered for the account of any other Person in such Piggyback Registration. Any partial reduction in number of Registrable Securities of any Holder to be included in the Piggyback Registration pursuant to clause (i) of the immediately preceding sentence shall be effected pro rata based on the ratio which such Holder's requested shares bears to the total number of shares requested to be included in such Piggyback Registration by all Persons other than the Company who have the contractual right to request that their shares be included in such registration statement and who have requested that their shares be included. If the Registrable Securities requested to be included in the registration statement are of the same type as the securities being registered by the Company (whether such registration is initiated by the Company or another security holder) and the managing Underwriter advises the Company that the inclusion of such Registrable Securities would cause a Material Adverse Effect, the Company will be obligated to include in such registration statement, as to each Holder and any other Person or Persons having a contractual right to request their shares be included in such registration only a portion of the shares such Holder and such other Person or Persons have requested be registered equal to the ratio which each such Holder's and such other Person's requested shares bears to the total number of shares requested to be included in such registration statement by all Holders and such other Person or Persons (other than the Person or Persons initiating such registration request) having a contractual right to request that their shares be included in such registration statement and who have requested their shares be included. If the Company initiated the registration, then the Company may include all of its securities in such registration statement before any such Holder's requested shares are included. If another security holder initiated the registration, then such initiating security holder may include all of its securities in such registration statement before any such Holder's requested shares are included and the Company may not include any of its securities in such registration statement unless all Registrable Securities requested to be included in the registration statement by all Holders are included in such registration statement. If as a result of the provisions of this Section 2.2(b) any Holder
                                                     --------------
shall not be entitled to include all Registrable Securities in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder's request to include Registrable Securities in such registration
statement prior to its effectiveness.   Notwithstanding the foregoing, the
Holders acknowledge that their rights under this Section 2.2 are subordinate to the rights of Intel pursuant to Section 7(b)(iii) of the Intel Agreement.

2.3  Shelf Registration.
-----------------------

          (a) Holders of a majority of the Registrable Securities held by all of the Holders ("Majority Holders") may, beginning 90 days after the Closing, make
              ----------------
a written request that the Company effect a shelf registration of all or any portion of the Registrable Securities held by the Holders (the "Shelf
                                                                -----
Registration") pursuant to Rule 415.  Upon receipt of a request for the Shelf
------------

Registration, the Company shall promptly (but in any event within ten business days) give written notice of the proposed Shelf Registration to all other Holders, and all such Holders (including their future direct and indirect transferees to the extent permitted by the SEC) shall have the right to include Registrable Securities in the Shelf Registration. In the event Form S-3 (or a comparable successor form) is not available to the Company, then the Company shall not be required to effect such Shelf Registration. The Company shall use commercially reasonable efforts to file as promptly as practicable (but in no event more than 45 days after the time such obligation to file arises) with the SEC, and thereafter shall use commercially reasonable efforts to cause to be declared effective within 180 days after the filing thereof, a shelf registration statement on an appropriate form under the Securities Act covering all Registrable Securities with respect to which the Company has received written requests from Holders for inclusion therein within 30 days after delivery to the Holders of the Company's notice. Each such Holder's request shall specify the number of Registrable Securities to be registered and the intended method of disposition. Notwithstanding the foregoing, the Holders shall not be entitled to require a Shelf Registration while the Initial Holder is either the chief executive officer or a director of the Company.

          (b) The Company shall use commercially reasonable efforts to keep the Shelf Registration continuously effective for a period terminating the earliest of (i) the second anniversary of the date on which the SEC declares the Shelf Registration effective, (ii) the first anniversary of the date on which the Initial Holder ceases to be an Affiliate, or (iii) the date on which there are no longer any Registrable Securities covered by the Shelf Registration.

          (c) The Company further agrees to supplement or make amendments to the Shelf Registration, if required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or requested by the holders of a majority of the Registrable Securities covered by such registration or any underwriter of the Registrable Securities.

          (d) The Holders' rights to require a Shelf Registration shall include the right to require one underwritten offering off the Shelf Registration statement (a "take-down") plus an additional number of take-downs equal to the
              ---------
number of unused Demand Registrations then remaining (as provided in Section
                                                                     -------
2.2(a)(i)); provided that any such takedown shall be in respect of Registrable
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Securities having a fair market value of at least $3,000,000 on the date such request is made. Any Holder having Registrable Securities representing at least a majority of the Registrable Securities included in an effective registration statement pursuant to a Shelf Registration may request an underwritten take-down, and the Company shall be obligated to give notice and opportunity to participate in the take-down to the other Holders having Registrable Securities included in the Shelf Registration, in accordance with the same procedures, limitations and allocations applicable to a Demand Registration (with such changes in those procedures, limitations and allocations as are necessary to reflect that it is a take-down). No Holder may request a take-down for a number of such Holder's Registrable Securities that exceeds the number of that Holder's Registrable Securities already included in the effective Shelf Registration. No other securities of the Company may be included in an effective registration statement pursuant to a Shelf Registration other than the Registrable Securities.

                                  ARTICLE III
                                  -----------

                            REGISTRATION PROCEDURES
                            -----------------------

3.1  Filings; Information.
     --------------------

     In connection with the registration of Registrable Securities pursuant to
Section 2.1, Section 2.2 and Section 2.3 hereof, the Company will use
-----------  -----------     -----------
commercially reasonable efforts to effect the registration of such Registrable Securities as promptly as is reasonably practicable, and in connection with any such request:

     (a) The Company will expeditiously prepare and file with the SEC a registration statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use commercially reasonable efforts to cause such filed registration statement to become and remain effective (i) with respect to any Demand Registration or Piggyback Registration, for such period, not to exceed 90 days, as may be reasonably necessary to effect the sale of such securities, (ii) with respect to a Shelf Registration, until the earliest of (A) the second anniversary of the date on which the SEC declares the Shelf Registration effective, (B) the first anniversary of the date on which the Initial Holder ceases to be an Affiliate, or (C) the date on which there are no longer any Registrable Securities covered by the Shelf Registration; provided
                                                                     --------
that if the Company shall furnish to the Selling Holder a certificate signed by
----
the Company's Chairman, President or any Executive Vice-President or Vice-President stating that the Company's Board of Directors has determined in good faith that it would be detrimental or otherwise disadvantageous to the Company or its stockholders for such a registration statement to be filed as expeditiously as possible because the sale of Registrable Securities covered by such registration statement or the disclosure of information in any related prospectus or prospectus supplement would materially interfere with any acquisition, financing or other material event or transaction which is then intended or the public disclosure of which at the time would be materially prejudicial to the Company, the Company may postpone the filing or effectiveness of a registration statement for a period of not more than 120 days; provided
                                                                    --------
that during any 360-day period the Company shall use commercially reasonable
----
efforts to permit a period of at least 180 consecutive days during which the Company will make a registration statement available under this Agreement; and provided further that if (i) the effective date of any registration statement
-------- ------- ----
filed pursuant to a Demand Registration would otherwise be at least 45 calendar days, but fewer than 90 calendar days, after the end of the Company's fiscal year, and (ii) the Securities Act requires the Company to include audited financials as of the end of such fiscal year, the Company may delay the effectiveness of such registration statement for such period as is reasonably necessary to include therein its audited financial statements for such fiscal year. If the Company exercises its right to postpone the filing or effectiveness of a registration statement, the applicable Requesting Holders shall be entitled to withdraw their request for such Demand Registration and it shall not count as a Demand Registration.

     (b) Anything in this Agreement to the contrary notwithstanding, it is understood and agreed that the Company shall not be required to keep any shelf registration effective or useable for offers and sales of the Registrable Securities, file a post effective amendment to a shelf registration statement or prospectus supplement or to supplement or amend any registration statement, if the Company is then involved in discussions concerning, or otherwise engaged in, any material financing or investment, acquisition or divestiture transaction or other material business purpose if the Company determines in good faith that the making of such a filing, supplement or amendment at such time would interfere with such transaction or purpose; provided that under no circumstances may such postponement exceed 90 days from
-------- ----
the date on which the Company notifies the Holders of such postponement, as provided hereafter. The Company shall promptly give the Holders of Registrable Securities written notice of such postponement containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. Upon receipt by a Holder of Registrable Securities of notice of an event of the kind described in this Section 3.1(b), such Holder shall forthwith discontinue
                       --------------
such Holder's disposition of Registrable Securities until such Holder's receipt of notice from the Company that such disposition may continue and of any supplemented or amended prospectus indicated in such notice. The Company shall use commercially reasonable efforts to permit sales of Registrable Securities on such shelf registration statement for at least 180 days during any 360-day period. In the event the Company shall give notice of an event of the kind described in this Section 3.1(b), the Company shall extend the period during
                  --------------
which the applicable registration statement shall be maintained effective as provided in Section 3.1(a) hereof by the number of days during the period from
            --------------
and including the date of the giving of such notice to the date when the Company shall give notice to the Selling Holders that such dispositions of such Registrable Securities may continue and shall have made available to the Selling Holders any such supplemented or amended prospectus.

     (c) The Company will, if requested, prior to filing such registration statement or any amendment or supplement thereto, furnish to the Selling Holders, and each applicable managing Underwriter, if any, copies thereof, and thereafter furnish to the Selling Holders and each such Underwriter, if any, such number of copies of such registration statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus) as the Selling Holders or each such Underwriter may reasonably request in order to facilitate the sale of the Registrable Securities by the Selling Holders.

     (d) After the filing of the registration statement, the Company will promptly notify the Selling Holders of any stop order issued or, to the Company's knowledge, threatened to be issued by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

     (e) In addition to the requirements imposed on the Company elsewhere herein, the Company will use commercially reasonable efforts to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as the Selling Holders reasonably request; keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder in such jurisdictions; provided that the Company will not be required to
                              -------- ----
(i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.1(e), (ii) subject
                                              --------------
itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

          (f) The Company will as promptly as is practicable notify the Selling Holders, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to the Selling Holders and to the Underwriters any such supplement or amendment. Upon receipt of any notice of the occurrence of any event of the kind described in the preceding sentence, Selling Holders will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt by the Selling Holders and the Underwriters of the copies of such supplemented or amended prospectus and, if so directed by the Company, the Selling Holders will deliver to the Company all copies, other than permanent file copies then in the possession of Selling Holders, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective as provided in Section
                                                                         -------
3.1(a) hereof by the number of days during the period from and including the
------
date of the giving of such notice to the date when the Company shall make available to the Selling Holders such supplemented or amended prospectus. Furthermore, in the event the Company shall give such notice, the Company shall, as promptly as is practical, prepare a supplement or post-effective amendment to the registration statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (g) The Company will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions (including, without limitation, participation in investor conference calls) as are required in order to expedite or facilitate the sale of such Registrable Securities.

          (h) At the request of any Underwriter in connection with an underwritten offering the Company will furnish (i) an opinion of counsel, addressed to the Underwriters, covering such customary matters as the managing Underwriter may reasonably request and (ii) a comfort letter or comfort letters from the Company's independent public accountants covering such customary matters as the managing Underwriter may reasonably request.

          (i) If requested by the managing Underwriter or any Selling Holder, the Company shall promptly incorporate in a prospectus supplement or post effective amendment such information as the managing Underwriter or any Selling Holder reasonably requests to be included therein, including without limitation, with respect to the Registrable Securities being sold by such Selling Holder, the purchase price being paid therefor by the Underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post effective amendment.

     (j) The Company shall promptly make available for inspection by any Selling Holder or Underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such Selling Holder or Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate
     ----------
documents and properties of the Company (collectively, the "Records"), as shall
                                                            -------
be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that unless the disclosure of such
                        --------  -------
Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (j) if
(A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (A) or
(B) such Holder of Registrable Securities requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; provided further, however, that each Holder of Registrable
                      -------- -------
Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential.

     (k) The Company shall cause the Registrable Securities included in any registration statement to be (A) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed, or (B) authorized to be quoted and/or listed (to the extent applicable) on the Nasdaq National Market if the Registrable Securities so qualify.

     (l) The Company shall provide a CUSIP number for the Registrable Securities included in any registration statement not later than the effective date of such registration statement.

     (m) The Company shall cooperate with each Selling Holder and each Underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

     (n) The Company shall participate in any financial roadshow organized for purposes of publicizing the sale or other disposition of the Registrable Securities. Such participation shall include, but not be limited to, dispatch by the Company of personnel to assist in each presentation made during the roadshow, and provision of Company data needed for purposes of the roadshow.

     (o) The Company shall, during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

     (p) The Company will make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and the rules and regulations of the SEC thereunder.

     The Company may require Selling Holders promptly to furnish in writing to the Company such information regarding such Selling Holders, the plan of distribution of the Registrable Securities and other information as the Company may from time to time reasonably request or as may be legally required in connection with such registration.

3.2  Registration Expenses.
     ---------------------

     In connection with any Registration effected hereunder, the Company shall pay all expenses incurred in connection with such registration (the "Registration Expenses"), including without limitation: (i) registration and
----------------------
filing fees with the SEC and the National Association of Securities Dealers, Inc., (ii) all fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, messenger and delivery expenses, (iv) fees and expenses incurred in connection with the listing or quotation of the Registrable Securities, (v) fees and expenses of counsel to the Company and the reasonable fees and expenses of independent certified public accountants for the Company (including fees and expenses associated with the special audits or the delivery of comfort letters together with the reasonable fees and expenses of one special legal counsel for all Selling Holders), (vi) the reasonable fees and expenses of any additional experts retained by the Company in connection with such registration, (vii) all roadshow costs and expenses not paid by the Underwriters, and (viii) the fees and expenses of other persons retained by the Company will be borne by the Company, whether or not any registration statement becomes effective; provided
                                                                      --------
that in no event shall Registration Expenses include any underwriting discounts
----
or commissions or transfer taxes or the fees and expenses of more than one counsel for the Selling Holders.

                                  ARTICLE IV
                                  ----------

                        INDEMNIFICATION AND CONTRIBUTION
                        --------------------------------

4.1  Indemnification by the Company.
     ------------------------------

     The Company agrees to indemnify and hold harmless each Selling Holder and its Affiliates and their respective officers, directors, partners, stockholders, members, employees, agents and representatives and each Person (if any) which controls a Selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees) caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by or based upon any information furnished in writing to the Company by or on behalf of such Selling Holder expressly for use therein or by the Selling Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the Selling Holder with copies of the same; provided,
                                                                  --------
however, that the Company shall have no obligation to indemnify under this
-------
sentence to the extent any such losses, claims, damages or liabilities have been finally and non-appealably determined by a court to have resulted from such Selling Holder's willful misconduct or gross negligence. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.1, except insofar as such losses, claims, damages or liabilities
     -----------
are caused by or based upon any information furnished in writing to the Company by or on behalf of such Underwriter expressly for use therein or by the Underwriter's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the Underwriter with copies of the same; provided, however, that the
                                                   --------  -------
Company shall have no obligation to indemnify under this sentence to the extent any such losses, claims, damages or liabilities have been finally and non-appealably determined by a court to have resulted from any such Underwriter's willful misconduct or gross negligence.

4.2  Indemnification by Selling Holders.
     ----------------------------------

     Each Selling Holder agrees to indemnify and hold harmless the Company, its officers and directors, and each Person, if any, which controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Selling Holder, but only with respect to claims arising from (i) information furnished in writing by or on behalf of such Selling Holder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus; (ii) any failure by such Selling Holder to deliver a copy of a registration statement or prospectus or any amendment or supplement thereto as required by the Securities Act or the rules or regulations thereunder; or (iii) any failure by such Selling Holder to stop using the registration statement or prospectus or any amendment or supplement thereto after receipt of written notice from the Company to stop. Each Selling Holder also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 4.2, but only with reference to information
                             -----------
furnished in writing by or on behalf of such Selling Holder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each such Selling Holder's liability under this Section 4.2 shall be
                                           -----------
limited to an amount equal to the net proceeds (after deducting the underwriting discount and expenses) received by such Selling Holder from the sale of such Registrable Securities by such Selling Holder. The obligation of each Selling Holder shall be several and not joint.

4.3  Conduct of Indemnification Proceedings.
     --------------------------------------

     In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 4.1 or Section 4.2, such Person (the "Indemnified Party")
            -----------    -----------                    -----------------
shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon the request of
 ------------------
the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and, in the written opinion of counsel for the Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent (not to be unreasonably withheld), or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

4.4  Contribution.
     ------------

     If the indemnification provided for in this Article IV is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities in respect of which indemnity is to be provided hereunder, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by law contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, a Selling Holder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and each Selling Holder agrees that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro
                                           -----------
rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article IV, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and each Selling Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by such Selling Holder exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE V
                                   ---------

                                 MISCELLANEOUS
                                 -------------

5.1  Participation in Underwritten Registrations.
     -------------------------------------------

     No Person may participate in any underwritten registered offering contemplated hereunder unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, custody arrangements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement and (c) furnishes in writing to the Company such information regarding such Person, the plan of distribution of the Registrable Securities and other information as the Company may from time to time request or as may be legally required in connection with such registration; provided, however, that no such Person shall be required to
                   --------  -------
make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Person's ownership of his or its Registrable Securities to be sold or transferred free and clear of all liens, claims and encumbrances, (ii) such Person's power and authority to effect such transfer and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided further, however, that
                                                -------- -------  -------
the obligation of such Person to indemnify pursuant to any such underwriting agreements shall be several, not joint and several, among such Persons selling Registrable Securities, and the liability of each such Person will be in proportion to, and provided further that such liability will be limited to, the
                   -------- -------
net amount received by such Person from the sale of such Person's Registrable Securities pursuant to such registration.

5.2  Rule 144.
     --------

     The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as the Holders may reasonably request to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such reporting requirements.

5.3  Holdback Agreements.
     -------------------

     (a) The Holders.  Each Holder, for so long as he or it individually owns
         -----------
Registrable Securities representing 10 percent or more of the voting power of the outstanding voting securities of the Company, agrees, in the event of an underwritten offering by the Company (whether for the account of the Company or otherwise) not to offer, sell, contract to sell or otherwise dispose of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, including any sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten offering), during the 14 days prior to, and during the 90-day period (or such lesser period as the lead or managing underwriters may require) beginning on, the effective date of the registration statement for such underwritten offering (or, in the case of an offering pursuant to an effective shelf registration statement pursuant to Rule 415, the pricing date for such underwritten offering), provided that in
                                                       -------- ----
connection with such underwritten offering each officer and director of the Company and holder of 10 percent or more of the Common Stock is subject to restrictions substantially equivalent to those imposed on the Holders.

     (b) Restrictions on Public Sale by the Company.  The Company agrees that
         ------------------------------------------
upon receipt of a request from the managing Underwriters in an underwritten offering of Registrable Securities covered by a registration statement filed pursuant to a Demand Registration or a take-down, not to effect any public or private sale or distribution of its equity securities (except as part of such underwritten offering), including a sale pursuant to Regulation D under the Securities Act, during the period beginning 14 days prior to, and ending 90 days (or such lesser period as the lead or managing underwriters may require) after, the effective date of such underwritten offering or in the case of such an underwritten offering pursuant to an effective Shelf Registration statement pursuant to Rule 415, the pricing date of such underwritten offering, (except
(w) on Form S-8 or any successor form to such Form, (x) upon the exercise of any warrants, options or other securities exercisable or convertible into Common Stock outstanding on the date hereof or (y) the grant or exercise of options to employees of the Company pursuant to any duly adopted employee stock option plan); provided, however, that such period shall be extended by the number of
       --------  -------
days from and including the date of the giving of any notice pursuant to Section
                                                                         -------
3.1(f) hereof to and including the date when each seller of Registrable
------
Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3.1(f) hereof,
                                                          --------------
provided that, in connection with such underwritten offering each Holder agrees
-------- ----
to restrictions substantially equivalent to those imposed on the Company.

5.4  Termination.
     -----------

     The registration rights granted under this Agreement will terminate upon the earliest of (i) such time as there shall no longer be any Registrable Securities, (ii) the termination of the Subscription Agreement by reason of a breach thereof by the Initial Holder, or (iii) five years after such time as the Initial Holder ceases to be either the chief executive officer or a director of the Company.

5.5  Amendments, Waivers, Etc.
     ------------------------

     This Agreement may not be amended, waived or otherwise modified or terminated except by an instrument in writing signed by the Company and the Holders of at least a majority of the Registrable Securities then held by all the Holders, if the amendment is to be effective against the Holders.

5.6  Counterparts.
-----------------

     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. Each party need not sign the same counterpart.

5.7  Entire Agreement.
---------------------

     This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Effective as of the Closing, the Initial Holder hereby waives any and all rights that he has under that certain Registration Rights Agreement dated March 30, 1995, as amended, by and among the Company and the signatories thereto.

5.8  Governing Law.
------------------

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

5.9  Assignment of Registration Rights.
     ---------------------------------

     Each Holder of the Registrable Securities may assign all or any part of its rights under this Agreement to any person to whom such Holder sells, transfers, assigns or pledges such Registrable Securities. In the event that the Holder shall assign its rights pursuant to this Agreement in connection with the transfer of less than all its Registrable Securities, the Holder shall also retain its rights with respect to its remaining Registrable Securities.

5.10 Binding Effect.
     --------------

     This Agreement shall be binding upon and inure to the benefit of the Company and any successor organization which shall succeed to substantially all of the business and property of the Company, whether by merger, consolidation, acquisition of all or substantially all of the assets of the Company or otherwise, including by operation of law ("Successor"). The Company hereby
                                           ---------
covenants and agrees that it shall cause any Successor to adopt and assume this Agreement. If a parent entity of the Company or its Successor becomes the issuer of the Registrable Securities, then the Company or such Successor shall cause such parent entity to adopt and assume this Agreement to the same extent as if the parent entity were the Company or such Successor.

                           *     *     *     *     *

     IN WITNESS WHEREOF, the Company and Investor have caused this Agreement to be signed on its behalf by its officer thereunto duly authorized as of the date first written above.



                                             PANJA INC.


                                             By: /s/ Joe Hardt
                                                -----------------------------
                                             Name:  Joe Hardt
                                                  ---------------------------
                                             Title: President
                                                   --------------------------

                                             /s/ Scott D. Miller
                                             --------------------------------
                                             Scott Miller